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                                                                        EX-10.40

                             SPLIT-DOLLAR AGREEMENT
                        (Stephen C. and Tomisue Hilbert)


         THIS AGREEMENT, made and entered into by and among CONSECO, INC., an Indiana corporation (the "Corporation"), STEPHEN C. HILBERT, of Carmel, Indiana (the "Employee"), and ROLLIN M. DICK, of Zionsville, Indiana, Trustee of the STEPHEN C. AND TOMISUE HILBERT IRREVOCABLE TRUST, dated May 16, 1996 (the "Owner").


                                    Recitals

         A. The Employee is employed by the Corporation.

         B. The Employee desires to provide life insurance protection for the Employee's family in the event of the Employee's death, under a policy of "second to die" life insurance insuring the life of the Employee and also his wife, TOMISUE HILBERT, and payable upon the death of the second of them, which Policy is described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Policy"), and which was or is being issued by NEW YORK LIFE INSURANCE COMPANY (the "Insurer").

         C. The Employee is also an officer and director of the Corporation and has contributed significantly to its success. The Corporation desires to continue to retain the services of the Employee, and accordingly, the Corporation is willing to pay a portion of the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth.

         D. The Owner is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy.

         E. The Corporation desires to have the Policy collaterally assigned to it by the Owner, pursuant to a collateral assignment in the form of Exhibit "B" attached hereto and by this reference made a part hereof or such other form as proposed by the Insurer that is acceptable to the parties hereto (the "Collateral Assignment"), to secure the repayment of the amounts which it will pay toward the premiums on the Policy.

         F. The parties hereto intend that under the Collateral Assignment, the Corporation shall receive only the right to such repayment, with the Owner retaining all other ownership rights in the Policy, as specified herein, and the Corporation shall have no "incidents of ownership" (as defined in Treas. Reg. Section 20.2042-l(c)(2)) in the Policy.

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                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing Recitals, of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Purchase of the Policy. The Owner has purchased the Policy from the Insurer in the total face amount of $25,000,000. The parties hereto have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The Corporation agrees that it will take such actions as are necessary to cause the Policy to remain in full force and effect during the lifetimes of the Employee and his said wife. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the Collateral Assignment filed with the Insurer relating to the Policy.


         2. Ownership of the Policy.

               a. The Owner shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

               b. It is the agreement of the parties hereto and the Collateral
                  Assignment that the Owner shall retain all rights which the Policy grants to the owner thereof. The sole right of the Corporation hereunder shall be to be repaid the amounts which it has paid toward the premiums on the Policy and, accordingly, the Corporation shall have no "incidents of ownership" (as defined in Treas. Reg. Section 20.2042-l(c)(2)) in the Policy, except the right to borrow against its cash surrender value, subject to the terms hereof and provided the Corporation shall pay when due any and all interest and other charges assessed by the Insurer regarding such indebtedness. Specifically, but without limitation, the Corporation shall neither have nor exercise any right as collateral assignee of the Policy which could in any way defeat or impair the Owner's right to receive the cash surrender value or the death proceeds of the Policy in excess of the amount due the Corporation hereunder. All provisions of this Agreement and


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                  of the Collateral Assignment shall be construed so as to carry out such intention.


         3. Policy Dividends. Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Employee. The parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions hereof.

         4. Payment of Premiums.

               a. Thirty (30) days prior to the due date of each Policy premium, the Corporation shall notify the Employee or the Owner of the exact amount due (i) while both the Employee and his said wife are living, from the Employee hereunder, measured by the IRS PS 38 table rates, and (ii) after the first of them to die, from the Employee (or his said wife if the Employee has predeceased her) hereunder, which shall be an amount equal to the annual cost of current life insurance protection under the Policy, measured by the lower of the PS 58 rate, set forth in Rev. Rul. 55-747, 1955-2 C.B. 228 (or the corresponding applicable provision of any subsequent Revenue Ruling), or the Insurer's current published premium rate for annually renewable term insurance for standard risks. Either the Employee (or his said wife) or the Owner, on behalf of the Employee, shall pay such required contribution to the Corporation prior to the premium due date. If neither the Employee nor the Owner makes such timely payment, the Corporation, in its sole discretion, may elect to make the Employee's portion of the premium payment, which payment shall be recovered by the Corporation as provided herein.

               b. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Employee (or his said wife, if the Employee has predeceased her) and the Owner evidence of timely payment of such premium. The Corporation shall annually furnish the Employee and the Owner evidence of timely payment of such premium. The Corporation shall annually furnish the Employee (or his said wife, if the Employee has predeceased her) a statement of the amount of income reportable by the Employee for federal and state

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                  income tax purposes, if any, as a result of the insurance
                  protection provided the Owner as the policy beneficiary.

         5. Collateral Assignment. To secure the repayment to the Corporation of the amount of the premiums on the Policy paid by it hereunder, the Owner has, contemporaneously herewith, assigned the Policy to the Corporation as collateral in accordance with the terms of the Collateral Assignment. The Collateral Assignment of the Policy to the Corporation hereunder shall not be terminated, altered or amended by the Owner while this Agreement is in effect. The parties hereto agree to take all action necessary to cause the Collateral Assignment to conform to the provisions of this Agreement.

        6. Limitations on Owner's Rights in Policy. The Owner shall not sell, assign, transfer, borrow against, surrender or cancel the Policy, change the beneficiary designation provision thereof, or terminate the dividend election thereof.

       7.   Collection of Death Proceeds.

               a. Upon the second death of the Employee and his said wife, the
                  Corporation and the Owner shall cooperate to take whatever action is necessary to collect the death benefit provided under the Policy. When such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.


              b. Upon the second death of the Employee and his said wife, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the total amount of the premiums paid by it hereunder. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. Notwithstanding any term or provision hereof to the contrary, in no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the second death of the Employee and his said wife. No amount shall be paid from such death benefit to the Owner until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.


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              c.  Notwithstanding any term or provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the second death of the Employee and his said wife and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Owner shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

         8. Termination of the Agreement During the Employee's and His Said Wife's Lifetimes. This Agreement shall terminate, during the lifetimes of Employee and his said wife, without notice, upon the occurrence of any of the following events: (1) bankruptcy of the Corporation; or (2) failure of the Employee (or his said wife) and the Owner to timely pay the Corporation the Employee's (or his said wife's) portion of the premium, if any, due hereunder, unless the Corporation elects to make such payment on behalf of the Employee, as provided herein.

         9. Disposition of the Policy on Termination of the Agreement During the Employee's and His Said Wife's Lifetimes.

               a. For sixty (60) days after the date of the termination of this
                  Agreement during the lifetimes of Employee and his said wife, the Owner shall have the option of obtaining the release of the Collateral Assignment. To obtain such release, the Owner shall repay to the Corporation the total amount of the premium payments made by the Corporation hereunder, less any indebtedness secured by the Policy which was incurred by the Corporation and remains outstanding as of the date of such termination, including any interest due on such indebtedness. Upon receipt of such amount, the Corporation shall release the Collateral Assignment, by the execution and delivery of an appropriate instrument of release.

               b. If the Owner fails to exercise such option within such sixty
                  (60) day period, then, at the request of the Corporation, the Owner shall execute any document or documents required by the Insurer to transfer the interest of the Owner in the Policy to the Corporation. Alternatively, the Corporation may enforce its right to be repaid the amount of the premiums on the Policy paid by it from the cash surrender value of the Policy Collateral Assignment; provided, however, that in the event the cash surrender value of the Policy

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                  exceeds the amount due the Corporation, such excess shall be paid to the Owner. Thereafter, neither the Owner nor the Owner's successors, assigns or beneficiaries shall have any further interest in and to the Policy, under the terms thereof, under this Agreement or the Collateral Assignment.

        10. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, or of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Collateral Assignment.

        11. Amendment. This Agreement may not be amended, altered or modified modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

        12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

        13. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

       14. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Indiana.

        15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall be deemed one and the same document.


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         IN WITNESS WHEREOF, the parties hereto have executed this Split-Dollar
Agreement on this 18th day of December, 1998.


CONSECO, INC.                                       AMENDED HILBERT RESIDENCE
                                                      MAINTENANCE TRUST,
                                                      dated December 19, 1996

By: /s/ Rollin M. Dick                               By: /s/ Rollin M. Dick
    ----------------------                               -----------------------
Printed Rollin M. Dick                                   Rollin M. Dick, Trustee
Title:  Executive Vice President

        "Corporation"                                           "Owner"


/s/ Stephen C. Hilbert
--------------------------
Stephen C. Hilbert

        "Employee"
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                                   EXHIBIT "A"



         The following life insurance policy is subject to the attached Split-Dollar Agreement:

         Insurer:  New York Life Insurance Company

         Insured:  Stephen C. Hilbert and Tomisue Hilbert

         Policy Number: 46402088

         Face Amount:  $25,000,000

         Date of Issue:  November 24, 1998


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                                   EXHIBIT "B"

                 COLLATERAL ASSIGNMENT OF LIFE INSURANCE POLICY
                       PURSUANT TO SPLIT-DOLLAR AGREEMENT

         1. Assignment. FOR VALUE RECEIVED, ROLLIN M. DICK, of Zionsville, Indiana, Trustee of the STEPHEN C. AND TOMISUE HILBERT IRREVOCABLE TRUST, dated May 16, 1996, (the "Owner"), does hereby assign, transfer and set over to CONSECO, INC., an Indiana corporation, and its successors and assigns (the "Assignee"), the following specific rights in and to the "second to die" policy listed on Exhibit "A" attached hereto and by this reference made a part hereof, issued by the insurance company listed on Exhibit "A" (the "Insurer"), together with any supplementary contract or contracts issued in connection therewith (said policy, together with said supplementary contract or contracts are hereinafter collectively referred to as the "Policy"), insuring the life of STEPHEN C. HILBERT of Carmel, Indiana (the "Insured") and his wife, TOMISUE HILBERT on a "second to die" basis subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Owner, by this Assignment, and the Assignee, by the acceptance of the assignment to it hereunder, agree to the terms and conditions contained herein.

         2. Liabilities Secured by This Assignment. This Assignment is made, and the Policy is to be held as collateral security for, all liabilities of the Owner to the Assignee, now existing or hereafter arising under and pursuant to that certain Split-Dollar Agreement, among the Assignee, the Insured and the Owner of even date herewith (the "Split-Dollar Agreement"). It is the intention of the Owner to reserve all rights in and to the Policy, except those specific rights to realize on a portion of the cash value thereof and a portion of the death benefit thereof granted to the Assignee hereby, as security for and only to the extent of the liabilities of the Owner to the Assignee under the Split-Dollar Agreement.

         3. Assignee's Limited Rights. It is expressly agreed that the Assignee's interest in the Policy shall be limited to the following rights: (a) the right to be paid for its premium payments, less any indebtedness secured by the Policy which was incurred by the Corporation, pursuant to, and as provided by, the Split-Dollar Agreement, with respect to the Policy (the "Payment Amount"); (b) the right to be paid the Payment Amount by realizing on a portion of the cash value of the Policy in the event of the termination of the Split-Dollar Agreement, as provided in the Split-Dollar Agreement; and (c) the right to be paid the Payment Amount by realizing on a portion of the proceeds of the Policy upon the second death of the Insured and said wife. The Assignee shall have no other or further rights in and to the Policy as a result of the assignment hereunder. Except as otherwise provided in the Split-Dollar agreement, the Assignee shall not have the right to borrow against, make withdrawals, cancel, surrender, pledge or assign the Policy, or exercise any other "incidents of ownership" as defined under Treas. Reg. Section 20.2042-l(c)(2).


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         4. Owner Retains All Other Incidents of Ownership. Except as
specifically provided herein, the Owner shall retain all incidents of ownership in and to the Policy, including, but not limited to: (a) the sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, except as otherwise provided herein, and to exercise any and all options contained in the Policy with respect thereto; (b) the sole right to exercise all non-forfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom; (c) the sole right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer; and (d) the right to collect from the Insurer that portion of the net proceeds of the Policy when it becomes a claim by death or maturity not payable to the Assignee under the Split-Dollar Agreement; provided however, that the foregoing rights retained by the Owner shall be subject to the terms and conditions of the Split-Dollar Agreement.

         5. Additional Agreements of the Assignee. The Assignee agrees with the Owner as follows: (a) any balance or sums received hereunder from the Insurer remaining after payment of the then existing liabilities of the Owner to the Assignee under the Split-Dollar Agreement shall be paid to the persons entitled thereto under the terms of the Policy as if this Assignment had not been executed; (b) the Assignee will not exercise any of the rights granted herein to it unless and until there has been default in any of the liabilities by the Owner to the Assignee under the Split- Dollar Agreement, and until twenty (20) days after the Assignee shall have mailed, by first class mail, to the Owner, notice of its intention to exercise such right; and (c) the Assignee will, upon request, forward the Policy to the Insurer, without unreasonable delay, for any election of optional mode of settlement, or the exercise of any other right reserved by the Owner hereunder.

         6. Insurer. The Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, the validity or amount of any of the liabilities of the Owner to the Assignee under the Split-Dollar Agreement, the existence of any default therein, the giving of any notice required herein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole signature of the Assignee or the Owner shall be sufficient for the exercise of their respective rights under the Policy and this Assignment and the sole receipt of the Assignee or the Owner for any sums received by the respective party from the Insurer shall be a full discharge and release therefor to the Insurer.

         7. Insurer Relieved of Liability. The Insurer shall be fully protected in (and shall have no liability from) recognizing (and complying with) any request made by the Owner or Assignee, with or without the consent of any other person or entity.

         8. Release of This Collateral Assignment. Upon the full payment of the liabilities of the Owner to the Assignee pursuant to the Split-Dollar Agreement, the Assignee shall promptly release and reassign to the Owner all specific rights in the Policy included in this Assignment.


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         9. Additional Rights and Powers of Assignee. The exercise of any right, option, privilege or power herein granted to the Assignee shall be at the option of the Assignee, and except as provided herein, the Assignee may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the Owner. The Assignee may take or release other security, may grant extensions, renewals or indulgences with respect to the obligations of the Owner to the Assignee under the Split-Dollar Agreement, or may apply the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this Assignment, without resorting to or regard to other security, if any.

         10. Conflicts. In the event of any conflict between the provisions of this Assignment and the provisions of the Split-Dollar Agreement, with respect to the Policy or the Assignee's rights of collateral security therein, the provisions of this Assignment shall prevail.

         11. No Bankruptcy Proceeding. The Owner declares that no proceedings in bankruptcy are pending against the Owner, and that the Owner's property is not subject to any assignment for the benefit of creditors of the Owner.

         12. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall be deemed one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Collateral Assignment of Life Insurance Policy Pursuant to Split-Dollar Agreement on this 18th day of December, 1998.

                                                STEPHEN C. AND TOMISUE HILBERT
                                                 IRREVOCABLE TRUST,
                                                 dated May 16, 1996

                                                By:
                                                   -----------------------------
                                                    Rollin M. Dick, Trustee

                                                            "Owner"


Agreed and accepted on this 18th day of December, 1998.

                                                CONSECO, INC.

                                                By:
                                                   -----------------------------
                                                 Printed:
                                                         -----------------------
                                                 Title:
                                                       -------------------------

                                                           "Assignee"
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                                   EXHIBIT "A"

         The following life insurance policy is subject to the attached Collateral Assignment:

         Insurer:  New York Life Insurance Company

         Insured:  Stephen C. Hilbert and Tomisue Hilbert

         Policy Number:  46402088

         Initial Face Amount:  $25,000,000

         Date of Issuance of Policy: November 24, 1998







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